                                                                   EXHIBIT 10.10


                             EMPLOYMENT AGREEMENT


     This AGREEMENT is entered into as of October 26, 2000, by and between William McCauley ("Executive") and iAsiaWorks, Inc., a Delaware corporation (the "Company").

     1.   Duties and Scope of Employment.
          ------------------------------

          (a)  Position and Duties.  For the term of his employment under this
               -------------------
Agreement, Executive will be the Chief Operating Officer ("COO") of the Company. Executive's position with the Company will be based in San Mateo, California (provided that, if the Company should relocate it's U.S. Headquarters to a new location in the Bay Area, the Executive's position will be based at the new location), however, it is understood by the parties to this Agreement that Executive will maintain a residence in Phoenix, Arizona and that Executive shall travel as the Company may from time to time reasonably require. During Executive's employment, Executive agrees to devote his full business time, energy and skill to his duties at the Company. Executive will be responsible for administering all global operational aspects of the Company, coordinating Internet data center planning, deployment and operations, and designing and directing all activities related to systems and product development. In his role, Executive will have the Company's Vice Presidents of Global Engineering, Global Operations, Internet and Data Center Technology, Information Technology and Product Development reporting directly to him. Executive will also have those responsibilities and duties as designated to the Executive by either the Chief Executive Officer or the Board of Directors or as assigned to the Executive by the Chief Executive Officer or the Board of Directors from time to time.

          (b)  Obligations to the Company.  During the term of his employment,
               --------------------------
Executive shall devote his full business efforts and time to the Company; provided, however, that this shall not preclude Executive from serving as a member of the board of directors of up to three other companies, with the prior consent of the Company's Board of Directors, to the extent such other companies do not compete with the Company and to the extent such service does not materially impact the ability of Executive to fulfill his obligations to the Company. The parties understand and agree that Executive may be involved in whatever charitable and professional activities that he deems appropriate as long as such activities do not interfere with the performance of his duties under this Agreement. Executive shall comply with the Company's written policies and rules, as they may be in effect from time to time during the term of his employment.

          (c)  No Conflicting Obligations. Executive represents and warrants
               --------------------------
that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which Executive or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person or entity. Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employers.

          (d)  Commencement Date. The employment of Executive under the terms of
               -----------------
this Agreement shall be effective as of the date first written above ("Commencement Date").

     2.   Term of Employment.  The Company agrees to continue Executive's
          ------------------
employment, and Executive agrees to remain in employment with the Company, from the Commencement Date set forth in Section 1(d) until the date when Executive's employment terminates (the "Employment Period"). Executive's employment with the Company shall be "at will," which means that either Executive or the Company may terminate Executive's employment at any time, for any reason, with or Without Cause by providing written notice of such termination of employment.
Any contrary representations, which may have been made to Executive shall be superseded by this Agreement.

     3.   Cash, Benefits and Incentive Compensation.
          -----------------------------------------

          (a)  Base Salary and Benefits.  The Company shall pay Executive as
               ------------------------
compensation for his services an annual base salary of US$250,000 payable in accordance with the Company's standard payroll schedule. (The compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, are referred to in this Agreement as "Base Salary."). Executive is entitled to participate in any deferred compensation or other employee benefit plans, including any profit sharing or 401(k) plans; group life, health, hospitalization and disability insurance plans; and other employee welfare benefits made available generally to, and under the same terms as, Company's executives.

          (b)  Target Bonus. Starting on the one (1) year period beginning
               ------------
October 26, 2000 and ending October 26, 2001, and each one (1) year period thereafter, Executive will be eligible to earn a Target Bonus of up to US$100,000 based on his achievement of personal and Company milestones mutually agreed upon by Executive, the Chief Executive Officer and the Compensation Committee of the Board within the first sixty (60) days of Executive's employment and annually thereafter. In the event that mutual agreement upon the milestones cannot be reached within the sixty (60) day period in question, the decision of the Chief Executive Officer and Compensation Committee thereafter in establishing such milestones will be final and conclusive. If Executive's employment terminates due to death or Disability during any such one (1)-year period, then Executive, or Executive's estate, will be paid the Target Bonus for such period.

          (c)  Stock Option.  Subject to the approval of the Board of Directors,
               ------------
Executive shall be granted an option to purchase 266,667 shares of the Company's common stock (hereafter the "Option") pursuant to the Company's stock option plan. The exercise price per share for the Option shall be the fair market value per share as of the first date of Executive's employment as determined by the Board of Directors (the "Vesting Commencement Date"). The Option shall be subject to the terms of the notice of grant and the Company's standard stock option agreement, which Executive must execute as a condition of grant. The vesting schedule shall be as follows: 25% of the shares subject to the Option shall vest after Executive's first twelve (12) months of employment, that is, on October 26, 2001. The remaining unvested shares of the Option shall vest thereafter in thirty-six (36) equal successive monthly installments, so that all shares shall be vested forty-eight (48) months after the Vesting Commencement Date.

               (d)  Termination Following Change of Control.
                    ---------------------------------------

          (i) If, within one year following a Change of Control, the Company terminates Executive's employment Without Cause, then Executive shall receive: (a) a lump sum severance payment equal to six (6) months of his Base Salary; (b) a pro-rata bonus payment based on the greater of
          (A) Executive's Target Bonus for the 1-year period (with such one year period beginning October 26 and ending October 26) in which the termination occurs or (B) Executive's actual bonus amount for the 1-year period immediately prior to the 1-year period in which the termination occurs, with such pro-rata share determined based on the number of days Executive was employed during the 1-year period; (c) if termination under this subparagraph 3(d) occurs prior to one year from the Commencement Date, pro-rata forgiveness of the loan under Section 5, with such pro-rata forgiveness determined based on the number of days Executive was employed during the one year prior to the Commencement Date (Executive, or his estate, will deliver to the Company a check made payable to the Company to pay for the Executive's share of all income and FICA withholding taxes due in connection with any forgiveness of the loan); and (d) immediate accelerated vesting of the unvested shares of the Option and all stock options earned by Executive in accordance with Section 4 of this Agreement.

          (ii) For purposes of this paragraph 3(d)(ii), the terms "parachute payment," "excess parachute payment," "present value," "base amount," and "excise tax" have the meanings ascribed to them in Sections 280G and 4999 of the Internal Revenue Code ("Code").

          The amounts, benefits, and rights to be provided to Executive upon a termination of employment under Subsection 3(d)(i) are defined as "COC severance benefits." In the event that any COC severance benefits payable to Executive would be deemed under Section 280G of the Code to constitute parachute payments, then the Executive's COC severance benefits shall be payable either (a) in full, or (b) as to such lesser amount which would result in no portion of such COC severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of benefits under Subsection 3(d)(i) notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

          Unless the Executive and the Company agree otherwise in writing, any determination required under this Subsection 3(d)(ii) shall be made in writing by a nationally recognized accounting firm agreed to by the Executive and the Company (the "Accountants"), not later than thirty
          (30) days after the date of termination (with the Company paying the fees of the Accountants).

          If it is determined that the Executive shall not be paid the COC severance benefits in full, the Company shall provide Executive with a schedule prepared by the Accountants specifying the present value the COC severance benefits. No COC severance benefits shall be made until thirty (30) days from the receipt of such schedule by Executive, unless Executive, by written notice under Section 11(a) of this Agreement, waives all or a part of the thirty (30) day period. At any time prior to the expiration of said thirty (30) day period, Executive may select from all or part of any category of payment to be made under this Agreement those payments to be made to him in an amount the present value of which (when combined with the present value of any other payments otherwise payable to Executive by Company that may be deemed parachute payments) is less than three (3) times Executive's base amount. If Executive fails to make such selection, the Company shall do so.

               (e)  Termination Outside of Change of Control.  If the Company
                    ----------------------------------------
terminates Executive's employment Without Cause other than within one year following a Change of Control, then Executive shall receive (i) a lump sum severance payment equal to six (6) months of his Base Salary, (ii) a pro-rata bonus payment, which such pro-rata bonus payment shall be determined on the basis of the number of days Executive is employed with the Company during the applicable year, based on the Executive's Target Bonus for the 1-year period in which the termination occurs, which shall be payable to the extent that the milestones agreed to for such year, pursuant to subsection 3(b) of this Agreement, are achieved and documented, and (iii) if termination under this subparagraph 3(e) occurs prior to one year from the Commencement Date, pro-rata forgiveness of the loan under paragraph 5, with such pro-rata forgiveness determined based on the number of days Executive was employed during the one year prior to the Commencement Date (Executive, or his estate, will deliver to the Company a check made payable to the Company to pay for all income and FICA withholding taxes due in connection with any forgiveness of the loan).

          (f)  Termination Due to Death or Disability. If Executive's employment
               --------------------------------------
is terminated due to death or Disability, then Executive, or Executive's estate, will receive: (A) Executive's Base Salary through the date of termination; (B) payment for unused vacation earned through the date of termination; and (C) immediate vesting of fifty percent (50%) of the then unvested shares of the Option.

          (g)  Definitions.

               (i)   "Change of Control." For all purposes under this Agreement,
                      -----------------
"Change of Control" shall mean (i) a merger or consolidation in which securities possessing at least fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

               (ii)  Termination for "Cause." For all purposes under this
                     ----------------------
Agreement, a termination of Executive's employment by the Company for "Cause" shall mean a good faith determination by the Company's Board of Directors that Executive's employment be terminated for any of the following reasons: (i) misconduct which materially damages the Company; (ii) misappropriation of the assets of the Company; (iii) conviction of, or a plea of "guilty" or "no contest" to a felony under the laws of the United States or any state thereof; or (iv) continued unsatisfactory performance after written notice from the Board of Directors and a reasonable opportunity to cure. A termination of Executive's employment by the Company in any other circumstances or for any other reason, except a termination due to Disability or death, will be a termination by the Company Without Cause

               (iii) Disability. For all purposes under this Agreement,
                     ----------
"Disability" means Executive's inability to carry out his material duties under this Agreement for more than six (6) months in any twelve (12) consecutive month period as a result of incapacity due to mental or physical illness or injury.



     4.   Performance Based Options. Executive shall be eligible to earn a bonus
          -------------------------
based on the completion, fit-out and operational status of Data Centers throughout the Asia-Pacific region within time and budget goals ("Data Center Stock Bonus"). The Data Center Stock Bonus amount shall be comprised of additional stock options, according to the goals set forth as follows. If the Company's first four (4) Data Centers (located in Hong Kong, Korea, Australia and Taiwan) (the "First Tranche of Data Centers") are completed on time and within budget, Executive will be entitled to receive, upon completion and operational status of each such Data Center, an additional stock option grant for 50,000 shares of the Company's common stock. The option grant will be granted at the prevailing exercise price at the time of completion of each Data Center and will be subject to the same vesting terms as set forth in Section 3(c) herein. Thus, if the First Tranche of Data Centers is completed within the established time and budget goals, Executive will be eligible for stock option grants for the purchase of a maximum of 200,000 shares of the Company's common stock. Additionally, the Company intends to build out, either concurrently or following the build out of the First Tranche of Data Centers, up to an additional four (4) Data Centers in the Asia-Pacific region, the locations and specifics of which have yet to be determined (the "Second Tranche of Data Centers"). If the Second Tranche of Data Centers is completed on time and within budget as specified for each each Data Center, Executive will be entitled to receive, upon completion and operational status of each such Data Center, an additional stock option grant for 25,000 shares of the Company's common stock. The option grant will be granted at the prevailing exercise price at the time of completion of each Data Center and shall be subject to the same vesting terms as set forth in Section 3(c) herein. Thus, if the Second Tranche of Data Centers is completed within the established time and budget goals and the Company builds out all four (4) of the Data Centers expected be part of the Second Tranche of Data Centers, Executive will be eligible for stock option grants for the purchase of a maximum of 100,000 shares of the Company's common stock. Any additional stock option grants or cash bonuses shall be determined at the discretion of the Company's CEO or Board of Directors. All option grants will be adjusted accordingly for stock splits and reverse splits such that Executive shall retain the same value as set forth above. For clarification purposes it is agreed and understood by each of the Company and Executive, that any Data Centers, which the Company fits out and brings to operational status, that are acquired from a third-party shall not constitute a Data Center for purposes of the Second Tranche of Data Centers. Additionally, the terms of this
Section 4 shall not apply to any Data Centers not included in the First Tranche of Data Centers or the Second Tranche of Data Centers.

     5.   Personal Loan. The Company will grant, on or after January 1, 2001, to
          -------------
the Executive a loan in an amount up to $25,000. It is intended that the Executive will utilize the loan to cover certain documented expenses (such documentation to be provided to the Company) in relation to the Executive's moving expenses to Phoenix, Arizona. In order to evidence this loan, after receipt of documentation by the Company, Executive will execute the Promissory Note attached as Exhibit A. As long as Executive remains employed one year from the Commencement Date, the Company will fully forgive the loan at that time. Executive, or his estate, will deliver to the Company a check made payable to the Company to pay for all income and FICA withholding taxes due in connection with any forgiveness of this loan.

     6.   Business Expenses. During the term of his employment, Executive shall
          -----------------
be authorized to incur necessary and reasonable travel and other business expenses in connection with his duties hereunder. The Company shall reimburse Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies. It is understood by the parties to this Agreement that Executive will maintain a residence in Phoenix, Arizona. The travel and business expenses contemplated by this paragraph 6 include travel between the Executive's residence and the Company's San Mateo, California office two times each month, as well as additional travel between those locations and other travel as necessary and reasonable. For any air travel longer than four hours in duration, Executive is authorized to travel at a class higher than coach class and to select United Air Lines, Inc. as a preferred provider of air travel.

     7.   Taxes. All forms of tax liabilities of Executive shall be borne solely
          -----
by Executive, except for payroll taxes normally born by an employer.

     8.   Arbitration. Any controversy between the parties hereto involving the
          -----------
construction or application of any terms, covenants or conditions of this Agreement, or any claims arising out of or relating to this Agreement or the breach thereof or your employment with the Company or any termination of that employment, will be submitted to and settled by final and binding arbitration in Palo Alto, California, in accordance with the Model Employment Dispute Resolution Rules of the American Arbitration Association (the "Rules"), or any other applicable rules of the AAA then in effect. Any arbitrator shall be selected pursuant to such Rules and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     9.   Non-Solicitation and Non-Disclosure.
          -----------------------------------

          (a)  Non-Solicitation. During the period commencing on the date of
               ----------------
this Agreement and continuing until the first anniversary of the date when Executive's employment terminates for any reason, Executive shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on Executive's own behalf or on behalf of any other person or entity) for hire any employee or consultant of the Company or any of the Company's affiliates.

          (b) Non-Disclosure.  As a condition of employment, Executive will
          --- --------------
execute the Company's standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit B.

     10.  Successors.
          ----------

          (a)  Company's Successors. This Agreement shall be binding upon any
               --------------------
successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

          (b)  Executive's Successors. This Agreement and all rights of
               ----------------------
Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     11.  Miscellaneous Provisions.

          (a)  Notice. Notices and all other communications contemplated by this
               ------
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices shall be addressed to Executive at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b)  Modifications and Waivers. No provision of this Agreement shall
               -------------------------
be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c)  Whole Agreement. Except as set forth herein, this Agreement
               ---------------
supercedes all prior agreements between the parties. No other agreements, representations or understandings (whether oral or written) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter of this Agreement. This Agreement, the Proprietary Information Agreement, and applicable stock option agreements and stock plans, contain the entire understanding of the parties with respect to the subject matter hereof.

          (d)  Taxes. All payments made under this Agreement shall be subject to
               -----
reduction to reflect taxes or other charges required to be withheld by law.

          (e)  Choice of Law. The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of California (except provisions governing the choice of law).

          (f)  Severability. The invalidity or unenforceability of any provision
               ------------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (g)  No Assignment.  This Agreement and all rights and obligations of
               -------------
Executive hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

          (h) Insurance. The Company shall, to the extent permitted by law, include Executive during the term of this Agreement under any directors and officers liability insurance policy maintained for its directors and officers. The coverage shall be at least as favorable to Executive in amount and each other material respect as the coverage of other directors and officers covered thereby. This obligation to provide insurance for Executive shall survive expiration or termination of this Agreement with respect to proceedings or threatened proceedings based on acts or omissions of Executive occurring during Executive's employment with the Company or with any affiliated company.

          (i)  Headings. The headings of the paragraphs contained in this
               --------
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

          (j)  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                       EXECUTIVE

                       ___________________________________
                       William McCauley


                       iAsiaworks, Inc.

                       By:________________________________

                       Title:_____________________________

                                   EXHIBIT A


                                Promissory Note
                                ---------------

$_________                                                   _________,2000


            FOR VALUE RECEIVED, William R. McCauley ("Marker") promises to pay to the order of iAsia Works, Inc., a Delaware corporation (the "Company"), at its corporate offices at 2000 Alameda de Las Pulgas, Suite 125, San Mateo, California 94403, the principal sum of ____________($_________), together with all accrued interest thereon, upon the terms and conditions specified below.

            1. Term. The entire principal balance of this Note and all accrued and unpaid interest thereon shall be due and payable in one lump sum on _________, 2001.

            2. Rate of Interest. Interest shall accrue on the unpaid principal balance of this Note at the rate of 6.33% per annum, compounded annually.

            3. Payment. Payment shall be made in lawful tender of the United States of America and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal.

            4. Acceleration. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall become immediately due and payable prior to the specified due date of this Note upon one or more of the following events:

                   a. the ninetieth day following the date the Maker ceases for any reason to be an employee of the Company, its parent corporation, one or more of its subsidiary corporations, or its successor; or

                   b. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of credits, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker, or the attachment of or execution against any property or assets of the Maker.

            5. Loan Forgiveness. Company shall forgive the principal balance of this Note on the first anniversary of the commencement of the Maker's employment with the Company so long as the Maker has been continuously employed with the Company up to and including such anniversary and so long as on such anniversary date the Maker delivers to the Company a check for the interest due under the Note through the anniversary date and a check for all income and FICA withholding taxes due in connection with Company's forgiveness of the Note.

       6. Security. The Maker is and remains personally liable for payment of this Note and any and all assets of the Maker may be applied to the satisfaction of the Maker's obligations hereunder.

       7. Collection. If any action is instituted to collect this Note, the Maker promises to pay all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Company in connection with such action.

       8. Waiver. No previous waiver and no failure or delay by the Company or the Maker in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of condition under this Note, or the obligations secured thereby. A waiver of any term of this Note, or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver.

       9. Conflicting Agreement. In the event of any inconsistency between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

       10. Governing Law. This Note shall be construed in accordance with the laws of the state of California without resort to that State's conflict-of-laws rules.


Date___________, 2000                     Signature_______________________
                                                    Maker:  William R. McCauley

                                   EXHIBIT B

               Proprietary Information and Inventions Agreement
               ------------------------------------------------

          The following Agreement confirms certain terms of my employment with iAsiaWorks, Inc. (hereafter referred to as "the Company"), which is a material part of the consideration for my employment by the Company and the compensation received by me from the Company from time to time. The headings contained in this Agreement are for convenience only, have no legal significance, and are not intended to change or limit this Agreement in any matter whatsoever.

A. Definitions
   -----------

      1. The "Company"
         -------------

           As used in this Agreement, the "Company" refers to iAsiaWorks, Inc. and each of its subsidiaries or affiliated companies. I recognize and agree that my obligations under this Agreement and all terms of this Agreement apply to me regardless of whether I am employed by or work for iAsiaWorks, Inc. or any other subsidiary or affiliated company of iAsiaWorks, Inc.. Furthermore, I understand and agree that the terms of this Agreement will continue to apply to me even if I transfer at some time from one subsidiary or affiliate of the Company to another.

      2. "Proprietary Information"
          ------------------------

           I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business.

           "Proprietary Information" includes, but is not limited to information about software programs and subroutines, source and object code, algorithms, trade secrets, designs, technology, know-how, processes, data, ideas, techniques, inventions (whether patentable or not), works of authorship, formulas, business and product development plans, customer lists, terms of compensation and performance levels of Company employees, Company customers and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person.

           I understand that my employment creates a relationship of confidence and trust between the Company and me with respect to Proprietary Information.

      3. "Company Documents and Materials"
          --------------------------------

           I understand that the Company possesses or will possess "Company Documents and Materials" which are important to its business. For purposes of this Agreement, "Company Documents and Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents, media or items have been prepared by me or by others.

           "Company Documents and Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, sample products, prototypes and models.

B.  Assignment of Rights
    --------------------

           All Proprietary Information and all patents, patent rights, copyrights, trade secret rights, trademark rights and other rights (including, without limitation, intellectual property rights) anywhere in the world in connection therewith is and shall be the sole property of the Company. I hereby assign to the Company any and all rights, title and interest I may have or acquire in such Proprietary Information.

           At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

C.  Maintenance and Return of Company Documents and Materials
    ---------------------------------------------------------

           I agree to make and maintain adequate and current written records, in a form specified by the Company, of all inventions, trade secrets and works of authorship assigned or to be assigned to the Company pursuant to this Agreement. All Company Documents and Materials are and shall be the sole property of the Company.

           I agree that during my employment by the Company, I will not remove any Company Documents and Materials from the business premises of the Company or deliver any Company Documents and Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Documents and Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement.

D.  Disclosure of Inventions to the Company
    ---------------------------------------

           I will promptly disclose in writing to my immediate supervisor or to such other person designated by the Company all "Inventions," which includes, without limitation, all software programs or subroutines, source or object code, algorithms, improvements, inventions, works of authorship, trade secrets, technology, designs, formulas, ideas, processes, techniques, know-how and data, whether or not patentable, made or discovered or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment.

           I will also disclose to the Chief Executive Officer of the Company all Inventions made, discovered, conceived, reduced to practice, or developed by me within six (6) months after the termination of my employment with the Company which resulted, in whole or in part, from my prior employment by the Company. Such disclosures shall be received by the Company in confidence (to the extent such Inventions are not assigned to the Company pursuant to Section (E) below) and do not extend the assignment made in Section (E) below.

E.  Right to New Ideas
    ------------------

      1. Assignment of Inventions to the Company
         ---------------------------------------

           I agree that all Inventions which I make, discover, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code or any like statute of any other state. Section 2870 provides as follows:

           a. Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                 (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                 (2) Result from any work performed by the employee for his employer.

           b. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

           This assignment shall not extend to Inventions, the assignment of which is prohibited by Labor Code Section 2870.

      2. Works Made for Hire
         -------------------

           The Company shall be the sole owner of all patents, patent rights, copyrights, trade secret rights, trademark rights and all other intellectual property or other rights in connection with Inventions. I further acknowledge and agree that such Inventions, including, without limitation, any computer programs, programming documentation, and other works of authorship, are "works made for hire" for purposes of the Company's rights under copyright laws. I hereby assign to the Company any and all rights, title and interest I may have or acquire in such Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a prior Invention owned by me or in which I have interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, sublicensable, worldwide license to make, have made, modify, use, market, sell and distribute such prior Invention as part of or in connection with such product, process or machine.

      3. Cooperation
         -----------

           I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in further evidencing and perfecting the assignments made to the Company under this Agreement and in obtaining, maintaining, defending and enforcing patents, patent rights, copyrights, trademark rights, trade secret rights or any other rights in connection with such Inventions and improvements thereto in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorney-in-fact to act for and on my behalf and instead of me, to execute and file any documents, applications or related findings and to do all other lawfully permitted acts to further the purposes set forth above in this Subsection 3, including, without limitation, the perfection of assignment and the prosecution and issuance of patents, patent applications, copyright applications and registrations, trademark applications and registrations or other rights in connection with such Inventions and improvements thereto with the same legal force and effect as if executed by me.

      4. Assignment or Waiver of Moral Rights
         ------------------------------------

           Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent.

      5. List of Inventions
         ------------------

           I have attached hereto as Exhibit A a complete list of all inventions or improvements to which I claim ownership and that I desire to remove from the operation of this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such inventions or improvements at the time of signing this Agreement.

F.  Non-Solicitation of Company Employees
    -------------------------------------

           During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee of the Company to leave the Company for any reason or to accept employment with any other company. As part of this restriction, I will not interview or provide any input to any third party regarding any such person during the period in question. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

G.  Company Authorization for Publication
    -------------------------------------

           Prior to my submitting or disclosing for possible publication or dissemination outside the Company any material prepared by me that incorporates information that concerns the Company's business or anticipated research, I agree to deliver a copy of such material to an officer of the Company for his or her review. Within twenty (20) days following such submission, the Company agrees to notify me in writing whether the Company believes such material contains any Proprietary Information or Inventions, and I agree to make such deletions and revisions as are reasonably requested by the Company to protect its Proprietary Information and Inventions. I further agree to obtain the written consent of the Company prior to any review of such material by persons outside the Company.

H.  Duty of Loyalty
    ---------------

           I agree that, during my employment with the Company, I will not provide consulting services to or become an employee of, any other firm or person engaged in a business in any way competitive with the Company or involved in the design, development, marketing, sale or distribution of any networking or software products, without first informing the Company of the existence of such proposed relationship and obtaining the prior written consent of my manager and the Human Resource Manager responsible for the organization in which I work.

I.  Former Employer Information
    ---------------------------

           I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment by the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employers or others. I have not entered into and I agree I will not enter into any agreement, either written or oral, in conflict herewith or in conflict with my employment with the Company. I further agree to conform to the rules and regulations of the Company.

J.  Severability
    ------------

           I agree that if one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

K.  Authorization to Notify New Employer
    ------------------------------------

           I hereby authorize the Company to notify my new employer about my rights and obligations under this Agreement following the termination of my employment with the Company.

L.  Entire Agreement
    ----------------

          This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us, including but not limited to any and all statements made by any officer, employee or representative of the Company regarding the Company's financial condition or future prospects. I understand and acknowledge that, except as set forth in this Agreement and in the offer letter from the Company to me, (i) no other representation or inducement has been made to me,(ii) I have relied on my own judgment and investigation in accepting my employment with the Company, and (iii) I have not relied on any representation or inducement made by any officer, employee or representative of the Company. No modification of or amendment to this Agreement nor any waiver of any rights under this Agreement will be effective unless in a writing signed by the Chief Executive Officer of the Company and me. I understand and agree that any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

M.  Effective Date
    --------------

          This Agreement shall be effective as of the first day of my employment with the Company and shall be binding upon me, my heirs, executor, assigns and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.
                                                                               6

N.  Governing Law
    -------------

          Although I may work for the Company outside of California or the United States, I understand and agree that this Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.


Date:_____________            ___________________________________
                              Employee Signature


                              ___________________________________
                              Employee Name (Please Print)

                                   EXHIBIT A
                                   ---------

1. The following is a complete list of all Inventions or improvements relevant to the subject matter of my employment by the Company that have been made or discovered or conceived or first reduced to practice by me or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Company's Proprietary Information and Inventions
    Agreement:

- --  No inventions or improvements.

- --  See below: Any and all inventions regarding:

- --  Additional sheets attached.


2. I propose to bring to my employment the following materials and documents of a former employer:

- --  No materials or documents

- --  See below:


Date:_______________          _________________________________
                              Employee Signature

                                                                               8